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                                                                 EXHIBIT 10v(ii)


Resolutions dated May 1, 1998, approving amendments to Employment Agreement of
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                               Raymond W. Smith
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The following resolutions were adopted by the Board of Directors of Bell
Atlantic Corporation on May 1, 1998

     RESOLVED, that this Board hereby approves an amendment to the employment agreement dated August 14, 1997 between the Corporation and Raymond W. Smith, Chairman and Chief Executive Officer of the Corporation (the "Smith Employment Agreement"), to provide that (a) the Corporation shall continue to provide the current New York City residence for Mr. Smith's use for a two year period following the date of his separation from the Corporation's service, unless Mr. Smith exercises the option provided for by the following clause (b) prior to the end of said term; and (b) Mr. Smith shall have an option to purchase said New York City residence at any time during the term contemplated in (a) at a price equal to the Corporation's cost of acquisition of the residence (including the cost of all improvements) reduced, if the option is exercised prior to the end of said term, by the amount of expense avoided by the Corporation in not providing the residence to Mr. Smith for the full term;

     FURTHER RESOLVED, that the Board hereby approves amendments to the Smith Employment Agreement and the employment agreement dated August 14, 1997 between the Corporation and Ivan G. Seidenberg, Vice Chairman, President and Chief Operating Officer of the Corporation (the "Seidenberg Employment Agreement"), to provide that, during the Secondary Period, as defined in the Smith Employment Agreement and the Seidenberg Employment Agreement, the Chief Executive Officer shall report to this Board and not to the Chairman, and the principal executive officers of the Corporation shall report to the Chief Executive Officer and not to the Office of the Chairman